BlueLinx Amends and Extends Its Senior Secured Revolving Credit Facility

MARIETTA, GA, August 3, 2021 – BlueLinx Holdings Inc. (the “Company”) (NYSE: BXC), a leading U.S. wholesale distributor of building products, announced today that it has entered into an amendment to its $600 million Senior Secured Revolving Credit Agreement to, among other things, extend the maturity date of the facility from October 10, 2022, to August 2, 2026, reduce the interest rate on borrowings under the facility, and provide more covenant flexibility. The amended credit facility is available to the Company for working capital financing, capital expenditures, the issuance of letters of credit, permitted acquisitions, and general corporate purposes.

“The amended facility will immediately reduce our cost of capital, while providing us with increased financial flexibility to support the business as we enter our next, important phase of growth,” stated Dwight Gibson, President and CEO of BlueLinx. “Our improved liquidity profile, including unused availability afforded by the amended facility, provides us with significant optionality to pursue both organic and inorganic growth opportunities that support our expansion plans in local and regional markets.”

“This amendment is further validation of our successful, ongoing balance sheet transformation, one supported by a consistent track record of operational and financial execution,” stated Kelly Janzen, Chief Financial Officer. “We appreciate the continued support of our lenders and their confidence in the long-term growth potential of our business.”

The amendment process was led by Wells Fargo Bank, N.A., and included all six original bank participants.

For further information, please see the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2021.

ABOUT BLUELINX HOLDINGS

BlueLinx (NYSE: BXC) is a leading U.S. wholesale distributor of residential and commercial building products with both branded and private-label SKUs across product categories such as lumber, panels, engineered wood, siding, millwork, metal building products, and other construction materials. With a strong market position, broad geographic coverage footprint servicing 40 states, and the strength of a locally-focused sales force, we distribute our comprehensive range of products to over 15,000 national, regional, and local dealers, specialty distributors, national home centers, and manufactured housing customers. BlueLinx provides a wide range of value-added services and solutions to our customers and suppliers. We are headquartered in Georgia, with executive offices located at 1950 Spectrum Circle, Marietta, Georgia, and we operate our distribution business through a broad network of distribution centers. BlueLinx encourages investors to visit its website, www.BlueLinxCo.com, which is updated regularly with financial and other important information about BlueLinx.

CONTACT

Noel Ryan
(720) 778-2415
BXC@val-adv.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements include, without limitation, any statement that predicts, forecasts, indicates or implies future results, performance, liquidity levels or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “will likely result” or words or phrases of similar meaning. The forward-looking statements in this press release include statements about the expected benefits of the amended facility, including with respect to financial flexibility to support our business, the optionality to pursue organic and inorganic growth opportunities, and the long-term growth potential of our business.

Forward-looking statements in this press release are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties that may cause our business, strategy, or actual results to differ materially from the forward-looking statements. These risks and uncertainties include those discussed in greater detail in our filings with the Securities and Exchange Commission. We operate in a changing environment in which new risks can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy, or actual results to differ materially from those contained in forward-looking statements. Factors that may cause these differences include, among other things: pricing and product cost variability; volumes of product sold; changes in the prices, supply, and/or demand for products that we distribute; the cyclical nature of the industry in which we operate; housing market conditions; the COVID-19 pandemic and other contagious illness outbreaks and their potential effects on our industry; effective inventory management relative to our sales volume or the prices of the products we produce; information technology security risks and business interruption risks; increases in petroleum prices; consolidation among competitors, suppliers, and customers; disintermediation risk; loss of products or key suppliers and manufacturers; our dependence on international suppliers and manufacturers for certain products; business disruptions; exposure to product liability and other claims and legal proceedings related to our business and the products we distribute; natural disasters, catastrophes, fire, or other unexpected events; successful implementation of our strategy; wage increases or work stoppages by our union employees; costs imposed by federal, state, local, and other regulations; compliance costs associated with federal, state, and local environmental protection laws; our level of indebtedness and our ability to incur additional debt to fund future needs; the risk that our cash flows and capital resources may be insufficient to service our existing or future indebtedness; the covenants of the instruments governing our indebtedness limiting the discretion of our management in operating our business; the fact that we lease many of our distribution centers, and we would still be obligated under these leases even if we close a leased distribution center; changes in our product mix; shareholder activism; potential acquisitions and the integration and completion of such acquisitions; the possibility that the value of our deferred tax assets could become impaired; changes in our expected annual effective tax rate could be volatile; the costs and liabilities related to our participation in multi-employer pension plans could increase; the possibility that we could be the subject of securities class action litigation due to stock price volatility; and changes in, or interpretation of, accounting principles.
Given these risks and uncertainties, we caution you not to place undue reliance on forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

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